Exhibit 5.1

   Opinion of William D. Eggers, Senior Vice President and General Counsel of
                 Corning Incorporated, as to the Legality of the
                           Securities Being Registered

March 16, 2000

Corning Incorporated
One Riverfront Plaza
Corning, New York 14831

Ladies and Gentlemen:

         I refer to the registration statement on Form S-4 (the "Registration Statement") being filed by Corning Incorporated, a New York corporation ("Corning"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to 12,080,607 shares of common stock, par value $0.50 per share, of Corning (the "Shares"). The Shares are to be issued pursuant to the terms of the Agreement and Plan of Merger, (the "Merger Agreement") dated as of February 13, 2000, among Corning, CI Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Corning ("CI Subsidiary") and NetOptix Corporation, a Delaware corporation ("NetOptix"). The Merger Agreement provides for the merger of CI Subsidiary with and into NetOptix, with NetOptix surviving the merger as a wholly-owned subsidiary of Corning.

         I am familiar with the terms of the Merger Agreement, and the proposed issuance of the Shares thereunder, and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

         Based on the foregoing, I am of the opinion that:

         1. Corning is duly incorporated and validly existing under the laws of the State of New York; and

         2. The Shares will be legally issued, fully paid and nonassessable when
(i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; and (ii) certificates representing the Shares have been duly executed, countersigned and registered and duly delivered in accordance with the terms of the Merger Agreement.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to me under the heading "LEGAL MATTERS" contained in the Proxy Statement/ Prospectus forming a part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ William D. Eggers
                                                     --------------------------
                                                     William D. Eggers
                                                     Senior Vice President and
                                                     General Counsel




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